UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010
___________

EASTERN VIRGINIA BANKSHARES, INC.
 (Exact Name of Registrant as Specified in Its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-23565 (Commission File Number)	54-1866052 (IRS Employer Identification No.)
330 Hospital Road Tappahannock, Virginia (Address of Principal Executive Offices)	22560 (Zip Code)

Registrant’s telephone number, including area code:  (804) 443-8423

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07          Submission of Matters to a Vote of Security Holders.

Eastern Virginia Bankshares, Inc. (the “Company”) held its Annual Meeting of Shareholders on April 15, 2010 (the “Annual Meeting”).  At the Annual Meeting, the shareholders of the Company elected fourteen directors to serve for one-year terms and approved an advisory proposal regarding the compensation of executive officers.  The voting results for each proposal are as follows:

1.	To elect fourteen directors to serve for terms of one year each expiring at the 2011 annual meeting of shareholders:

	For	Withhold	Broker Non-Vote
W. Rand Cook	3,469,530	191,004	1,094,767
F.L. Garrett, III	3,471,533	189,002	1,094,767
W. Gerald Cox	3,471,836	188,698	1,094,767
Michael E. Fiore	3,472,556	187,978	1,094,767
Ira C. Harris	3,468,725	191,809	1,094,767
F. Warren Haynie, Jr.	3,470,527	190,008	1,094,767
Eric A. Johnson	3,294,964	365,570	1,094,767
W. Leslie Kilduff, Jr.	3,472,048	188,486	1,094,767
William L. Lewis	3,177,413	483,121	1,094,767
Charles R. Revere	3,420,962	239,573	1,094,767
Joe A. Shearin	3,458,499	202,036	1,094,767
Howard R. Straughan, Jr.	3,471,050	189,484	1,094,767
Leslie E. Taylor	3,275,888	384,646	1,094,767
J.T. Thompson, III	3,402,725	257,810	1,094,767

2.	To approve the following advisory (non-binding) proposal:

RESOLVED, that the shareholders approve the compensation of executive officers asdisclosed in the proxy statement pursuant to the Rules of the Securities and ExchangeCommission.

For	Against	Abstain
4,419,013	263,499	72,789

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Date: April 21, 2010                                              By:     /s/ Ronald L. Blevins
                      Ronald L. Blevins
                         Chief Financial Officer